Exhibit 99.1

For Immediate Release

Gevo Reports Second Quarter 2013 Financial Results

•	Reports EPS of ($0.35) including $2.0 million non-cash gain from the change in fair value of embedded derivatives contained in Gevo’s convertible notes

•	Ended the quarter with cash and cash equivalents of $41 million

•	Net cash used of $13.5 million in second quarter of 2013

•	Resumed commercial production of isobutanol at Luverne, Minn. plant in June

•	Expanded production to second production train at Luverne, Minn. plant in July

•	Supplied the U.S. Coast Guard with finished fuel blended with 16% renewable isobutanol

ENGLEWOOD, Colo.—August 6, 2013—Gevo, Inc. (NASDAQ: GEVO) today announced its financial results for the three months ended June 30, 2013 and provided an update on recent corporate highlights.

"Resuming production of isobutanol at our Luverne plant and being able to see firsthand the processing advantages from the use of our proprietary Gevo Integrated Fermentation Technology® (GIFT®) system are the most significant events of the second quarter," said Patrick Gruber Ph.D., chief executive officer of Gevo. "I am pleased to report that our initial single train production runs have shown that our GIFT® systems work well and that we can manage microbial contamination at the plant. We’ve brought up another million-liter fermenter and GIFT® system that serves to further validate our technology and plant know-how. We plan to bring the final fermenters and GIFT® system online at Luverne in the second half of 2013, testing run rates with all the fermenters and GIFT® systems, then settling into an ongoing production mode, and ramping up production and sales over the balance of 2013 and into 2014. The task at hand is to bring the whole plant up and begin supplying customers on a reliable basis.”

Recent Highlights

On June 18, 2013, Gevo announced that it resumed commercial production of isobutanol at its Luverne, Minn. plant in single production train mode.  In its initial production, the company successfully used its proprietary GIFT® system, an important step toward further validation of the company’s technology. Gevo plans to bring all of its fermenters and GIFT® systems online in the second half of 2013, testing run rates, then ramping up production and sales in 2014.

On August 1, 2013, Gevo announced that it had increased commercial production of isobutanol at its Luverne facility by bringing online a second production train utilizing its proprietary GIFT® system.  By bringing online a second million-liter fermenter and GIFT® system at its facility in Luverne, Gevo has significantly increased its current isobutanol production capacity following the initial resumption of production in June 2013.

In June the company supplied the U.S. Coast Guard Research & Development Center (USCG) through its contractor Science Applications International Corporation with finished fuel blended with 16% renewable isobutanol. The USCG R&D Center is using the Gevo-blended fuel as part of a 12-month, long-term operational study on marine engines that began during June 2013. The testing is being performed under a Cooperative Research and Development Agreement (CRADA) between the USCG, Honda, and Mercury and will focus on two of the Coast Guard's platform boats – 38-foot Special Purpose Craft -Training Boat & 25-foot Response Boat—Small. The USCG completed a 3 month round of testing in Florida earlier this year under the CRADA with Honda engines running on fuel supplied by Gevo which contained 16.1% renewable isobutanol.

On July 26, 2013, Judge Robinson of the U.S. District Court for the District of Delaware granted a motion by Butamax Advanced Biofuels, LLC (Butamax) for summary judgment of non-infringement of U.S. Patent No. 8,017,375 (the ’375 Patent) and U.S. Patent No. 8,017,376 (the ’376 Patent), granted in part and denied in part Butamax’s motion for summary judgment of invalidity of the ’375 Patent and the ’376 Patent, denied a motion by Gevo for summary judgment of validity of the ’376 Patent, and denied Butamax’s motion to exclude expert testimony on the ’376 Patent. This court ruling is not material to the business of the company and is not material to any of the company’s other pending litigation cases with Butamax.

On May 10, 2013, Gevo, announced that it had agreed to temporarily dismiss its lawsuit against Butamax and E. I. du Pont de Nemours and Company (DuPont) for infringing one of Gevo's three GIFT® patents, U.S. Patent No. 8,101,808 (the '808 Patent). Gevo maintains all of its other lawsuits against Butamax and DuPont for infringing Gevo's biocatalyst technology. The company decided to dismiss the '808 Patent lawsuit, for now, in part because Butamax doesn't have a commercial plant that infringes the '808 Patent and, according to DuPont, they will not have a commercial plant by the time of the trial.

Financial Highlights

Revenues for the second quarter of 2013 were $1.9 million compared to $7.0 million in the same period in 2012. During the second quarter of 2013, the company focused on activities that culminated in the resumption of startup isobutanol production announced in June 2013. The decrease in revenues resulted from the company ceasing ethanol production at its Luverne facility in May 2012. Revenue reported in the second quarter of 2013 included proceeds of $0.9 million from further reduction of Gevo’s corn inventory, sales of biobased jet fuel to the U.S. Air Force (USAF) of $0.3 million, revenue under its agreement with The Coca-Cola Company, and revenue from ongoing research agreements. Revenue in the second quarter of 2012 primarily related to the sale of ethanol and related products.

Research and development expense was $5.8 million in the second quarter of 2013, compared to $4.7 million in the comparable period in 2012. During the second quarter of 2013, Gevo’s development efforts were focused on startup operations for the production of isobutanol at its Luverne facility as well as optimization of specific parts of its isobutanol production technology to further enhance isobutanol production rates. The increase in research and development expense in the second quarter of 2013, when compared to the comparable quarter in 2012, also included Gevo’s investment in bio-para-xylene processing equipment at the Silsbee demonstration plant near Houston, Texas, and delivery of bio-jet fuel to the USAF. Funding used in the development of the bio-para-xylene facility was received from Toray Industries, Inc. under a definitive agreement previously announced in 2012. The bio-jet fuel delivered to the USAF in the second quarter of 2013 was produced at the Silsbee facility.

Selling, general and administrative expense decreased to $6.3 million in the second quarter of 2013 from $9.5 million for the second quarter of 2012. The decrease in selling, general and administrative expense in the second quarter of 2013 reflected lower compensation expenses, including cost saving benefits resulting from actions taken during 2012 to focus Gevo’s operations.

Interest expense for the second quarter of 2013 was $2.3 million compared to $0.5 million in the second quarter of 2012. The increase resulted from interest incurred on the company’s 7.5% convertible notes due 2022 which were issued in July 2012, including $1.1 million for non-cash charges for amortization of debt discounts recorded at the time of issuance of the convertible notes.

The company reported a non-cash gain of $2.0 million related to changes in the fair value of embedded derivatives contained in the convertible notes. These derivatives result from the rights that holders of the convertible notes have upon conversion, and under certain circumstances, will result in non-cash amounts being recorded in the company’s statement of operations in each reporting period while the convertible notes remain outstanding. Also related to the convertible debt, the company reported a loss of $1.1 million for the early extinguishment of convertible debt. During the second quarter of 2013, holders of $8.9 million of convertible notes opted to convert their note holdings into shares of Gevo common stock. Upon conversion, these holders received a total of 2,979,022 shares of common stock, including 1,561,698 shares of common stock issued upon conversion of the convertible notes and an aggregate of 1,417,324 shares of common stock issued in satisfaction of make-whole payments.  Since the beginning of 2013, holders of $18.1 million of convertible notes have opted to convert their note holdings into shares of Gevo common stock receiving an aggregate of 6,137,383 shares upon conversion and in settlement of make-whole payments. The effective issue price in full settlement of the convertible notes converted during the six months ended June 3, 2013 was $3.75 per share.

The net loss for the second quarter of 2013 was $15.2 million compared to $16.2 million for the second quarter of 2012.

Gevo reported cash and cash equivalents on hand of $40.6 million as of June 30, 2013.

Webcast and Conference Call Information

Hosting today’s conference call at 4:30 p.m. EDT (2:30 p.m. MDT) will be Dr. Gruber, chief executive officer, and Mark Smith, chief financial officer. They will review the company’s financial results for the three months ended June 30, 2013 and provide an update on recent corporate highlights.

To participate in the conference call, please dial 1 (800) 446-1671 (inside the U.S.) or 1 (847) 413-3362 (outside the U.S.) and reference the access code 35263353. The presentation will be available via a live webcast at: http://edge.media-server.com/m/p/mzm54h79/lan/en.

A replay of the call will be available two hours after the conference call ends on August 6, 2013 until Midnight EDT on September 5, 2013. To access the replay, please dial 1-888-843-7419 (inside the U.S.) or 1-630-652-3042 (outside the U.S.) and reference the access code 35263353#. The archived webcast will be available for 30 days in the Investor Relations section of Gevo's website at www.gevo.com.

About Gevo

Gevo is a leading renewable chemicals and next-generation biofuels company. Gevo’s patent-protected, capital-light business model converts existing ethanol plants into bio-refineries to make isobutanol. This versatile chemical can be directly integrated into existing chemical and fuel products to deliver environmental and economic benefits. Gevo has executed initial commercial-scale production runs at its isobutanol facility in Luverne, Minn., constructed in conjunction with ICM, a leading provider of proprietary ethanol process technology, and has a marquee list of partners including The Coca-Cola Company, Sasol Chemical Industries, and LANXESS, Inc., an affiliate of LANXESS Corporation, among others. Gevo is committed to a sustainable bio-based economy that meets society’s needs for plentiful food and clean air and water. For more information, visit www.gevo.com.

Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that are not purely statements of historical fact, and can sometimes be identified by our use of terms such as “intend,” “expect,” “plan,” “estimate,” “future,” “strive” and similar words. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although the company believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2012, as amended, and in subsequent reports on Form 8-K and other filings made with the SEC by Gevo.

Non-GAAP Financial Information

Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as stock-based compensation. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. These non-GAAP financial measures also facilitate management's internal comparisons to Gevo’s historical performance as well as comparisons to the operating results of other companies. In addition, Gevo believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Gevo’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided in the financial statement tables below.

Gevo, Inc.

Consolidated Statements of Operations Information

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue and cost of goods sold
Ethanol sales and related products, net	$—	$5,650	$—	$19,908
Grant revenue, research and development program revenue and corn sales	1,859	1,377	5,402	1,991
Total revenues	1,859	7,027	5,402	21,899
Cost of goods sold	3,616	8,510	8,119	23,520
Gross loss	(1,757)	(1,483)	(2,717)	(1,621)
Operating expenses
Research and development	5,828	4,723	10,804	9,678
Selling, general and administrative	6,279	9,540	13,229	22,667
Total operating expenses	12,107	14,263	24,033	32,345
Loss from operations	(13,864)	(15,746)	(26,750)	(33,966)
Other income (expense)
Interest expense	(2,312)	(450)	(5,588)	(1,537)
Loss from change in fair value of embedded derivative	2,023	—	693	—
Loss on extinguishment of debt	(1,112)	—	(2,038)	—
Other income	43	19	91	19
Total other expense	(1,358)	(431)	(6,842)	(1,518)
Net loss	$(15,222)	$(16,177)	$(33,592)	$(35,484)
Net loss per share attributable to Gevo, Inc. common stockholders—basic and diluted	$(0.35)	$(0.62)	$(0.80)	$(1.35)
Weighted-average number of common shares outstanding—basic and diluted	43,371,992	26,242,940	42,191,018	26,299,746

Non-GAAP Financial Information

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Gevo Development, LLC / Agri-Energy, LLC
Loss from operations	$(2,960)	$(3,134)	$(5,433)	$(4,143)
Depreciation and amortization	534	528	1,067	1,050
Non-cash stock-based compensation	46	51	50	102
Non-GAAP loss from operations	$(2,380)	$(2,555)	$(4,316)	$(2,991)
Gevo, Inc.
Loss from operations	$(10,904)	$(12,612)	$(21,317)	$(29,823)
Depreciation and amortization	311	323	627	589
Non-cash stock-based compensation	993	1,290	2,076	5,358
Non-GAAP loss from operations	$(9,600)	$(10,999)	$(18,614)	$(23,876)
Gevo Consolidated
Loss from operations	$(13,864)	$(15,746)	$(26,750)	$(33,966)
Depreciation and amortization	845	851	1,694	1,639
Non-cash stock-based compensation	1,039	1,341	2,126	5,460
Non-GAAP loss from operations	$(11,980)	$(13,554)	$(22,930)	$(26,867)

Gevo, Inc.

Condensed Consolidated Balance Sheet Information

(Unaudited, in thousands)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$40,588	$66,744
Accounts receivable	498	698
Inventories	3,431	6,659
Prepaid expenses and other current assets	1,529	1,779
Total current assets	46,046	75,880

Property, plant and equipment, net	77,994	77,093
Deposits and other assets	2,439	3,138
Total assets	$126,479	$156,111

Liabilities
Current liabilities:
Accounts payable, accrued liabilities and other current liabilities	$10,216	$8,256
Current portion of secured debt, net	10,063	8,513
Total current liabilities	20,279	16,769
Long-term portion secured debt, net	10,217	15,445
Convertible notes, net	15,929	25,554
Other long-term liabilities	413	512
Total liabilities	46,838	58,280

Total stockholders’ equity	79,641	97,831
Total liabilities and stockholders' equity	$126,479	$156,111

Gevo, Inc.

Condensed Consolidated Statement of Cash Flow Information

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Operating Activities
Net loss	$(15,222)	$(16,177)	$(33,592)	$(35,484)
Adjustments to reconcile net loss to net cash
used in operating activities:
Non-cash expenses	2,912	3,042	7,003	8,141
Gain from change in fair value of
embedded derivative	(2,023)	—	(693)	—
Loss on extinguishment of debt	1,112	—	2,038	—
Changes from working capital	3,040	5,605	6,057	2,916
Net cash used in operating activities	(10,181)	(7,530)	(19,187)	(24,427)
Investing Activities
Acquisitions of property, plant
and equipment, net	(761)	(26,457)	(2,758)	(34,502)
Other	—	(598)	—	(647)
Net cash used in investing activities	(761)	(27,055)	(2,758)	(35,149)
Financing Activities
Proceeds from issuance of secured debt, net	—	—	—	5,000
Proceeds from issuance of common stock, net	9	525	9	664
Payments on secured debt	(2,502)	(730)	(4,141)	(1,241)
Other financing activates	(79)	(230)	(79)	(470)
Net cash (used in) provided by	(2,572)	(435)	(4,211)	3,953
financing activities
Net decrease in cash and
and cash equivalents	(13,514)	(35,020)	(26,156)	(55,623)

Cash and cash equivalents
Beginning of period	54,102	73,622	66,744	94,225
Ending of period	$40,588	$38,602	$40,588	$38,602

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Media Contact:	Investor Contact:

Steve Halsey	Chelsea DeLong

Gibbs & Soell for Gevo	PR & Marketing Coordinator

T: (212) 697-2600	T: (303) 858-8358

shalsey@gibbs-soell.com	cdelong@gevo.com